UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

NATURALSHRIMP INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 Preston Road, Suite #300

Dallas, Texas 75248

(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 791-9474

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

$10,000,000 Common Stock Equity Financing

On April 28, 2023, NaturalShrimp Incorporated (the “Company”) entered into an Equity Financing Agreement (“Equity Financing Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”). Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to $10,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”).

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed two hundred percent (200%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put, so long as such amount does not equal less than ten thousand dollars ($10,000) or greater than one million dollars ($1,000,000). Pursuant to the Equity Financing Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to eighty percent (80%) of the Market Price (as defined in the Equity Financing Agreement). Following an up-list to the NASDAQ or equivalent national exchange, the price of each put share shall be equal to ninety percent (90%) of the Market Price, subject to a floor price of $1.00 per share. Puts may be delivered by the Company to GHS until the earlier of twenty-four (24) months after the effectiveness of the Registration Statement or the date on which GHS has purchased an aggregate of $10,000,000 worth of Common Stock under the terms of the Equity Financing Agreement.

The Registration Rights Agreement provides that the Company shall (i) use its commercially reasonable efforts to file with the Commission the Registration Statement within forty-five (45) days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within sixty (60) days after the date the Registration Statement is filed with the Commission, but in no event more than one hundred twenty (120) days after the Registration Statement is filed.

The foregoing is only a brief description of the material terms of the Equity Financing Agreement and Registration Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the Equity Financing Agreement and Registration Rights Agreement filed as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K.

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GHS Purchase Agreement

On May 9, 2023, the Company entered into a purchase agreement (the “GHS Purchase Agreement”) with GHS, an accredited investor, in a directly negotiated transaction. Pursuant to the GHS Purchase Agreement, the Company may require GHS to purchase a maximum of up to Forty Five Million Nine Hundred Twenty three Thousand and Nine Hundred Twenty Nine (45,923,929) shares of the Company’s common stock (“GHS Purchase Shares”) based on a total aggregate purchase price of up to Six Million Dollars ($6,000,000) over a one-year term that ends on May 9, 2024. If the full Six Million Dollars ($6,000,000) of GHS Purchase Shares is purchased, the Company estimates that the net proceeds from the sale of the shares of GHS Purchase Shares, after deducting estimated offering expenses payable by the Company (including to financial advisors) will be approximately $5,820,000. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The GHS Purchase Agreement provides that, upon the terms and subject to the conditions and limitations set forth in the agreement, the Company has the right from time to time during the term of the agreement, in its sole discretion, to deliver to GHS a purchase notice (a “Purchase Notice”) directing GHS to purchase (each, a “GHS Purchase”) a specified number of GHS Purchase Shares. A GHS Purchase will be made in a minimum amount of Ten Thousand Dollars ($10,000) and up to a maximum of One Million Five Hundred Thousand Dollars ($1,500,000) and provided that, the purchase amount for any purchase will not exceed two hundred percent (200%) of the average of the daily trading dollar volume of the Company’s common stock (the “Common Stock”) during the ten (10) business days preceding the purchase date. Notwithstanding the foregoing dollar limitations, the Company and GHS may, from time to time, mutually agree (in writing) to waive the aforementioned limitations for a relevant Purchase Notice, which waiver, for the avoidance of doubt, shall not exceed the 4.99% beneficial ownership limitation contained in the GHS Purchase Agreement. The “Purchase Price” means, with respect to a purchase made pursuant to the GHS Purchase Agreement, 90% of the lowest VWAP (as defined in the GHS Purchase Agreement) during the Valuation Period (the ten (10) consecutive business days immediately preceding, but not including, the applicable purchase date). The Company shall deliver a number of GHS Purchase Shares equal to 112.5% of the aggregate purchase amount for such GHS Purchase divided by the Purchase Price per share for such GHS Purchase, against payment by GHS to the Company of the purchase amount with respect to such Purchase (less documented deposit and clearing fees, if any), as full payment for such GHS Purchase Shares via wire transfer of immediately available funds.

The GHS Purchase Agreement prohibits the Company from directing GHS to purchase any GHS Purchase Shares if those shares, when aggregated with all other shares of Common Stock then beneficially owned by GHS and its affiliates, would result in GHS and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of the Common Stock.

The Company will control the timing and amount of any sales of GHS Purchase Shares to GHS.

Events of default under the GHS Purchase Agreement include the following:

●	the effectiveness of the registration statement registering the sale of the GHS Purchase Shares lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to GHS for resale of any or all of the GHS Purchase Shares to be issued to GHS under the GHS Purchase Agreement;

●	the Common Stock is suspended from trading on the principal market for a period of two consecutive trading days, during which time the Company may not direct GHS to purchase any shares during that time;

●	the Common Stock is delisted such that the Common Stock is not trading on any principal market;

●	the failure for any reason by the transfer agent to issue GHS Purchase Shares to GHS within three (3) business days after the date on which GHS was entitled to receive the shares;

●	the Company breaches any representation, warranty, covenant or other term or condition under the GHS Purchase Agreement, its Schedules, or any related document if the breach could have a material adverse effect and except, in the case of a breach of a covenant that is reasonably curable, only if the breach continues for a period of at least five (5) business days;

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●	a proceeding against the Company is commenced by any person or entity pursuant to or within the meaning of any bankruptcy law;

●	the Company, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as they become due;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian of the company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

●	if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Eligible.

So long as an Event of Default has occurred and is continuing, the Company shall not deliver to GHS any Purchase Notice.

The GHS Purchase Shares will be issued to GHS in a registered direct offering (the “Offering”), pursuant to which the GHS Purchase Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-253953), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2021, and was declared effective on March 22, 2021 (the “Shelf Registration Statement”). A prospectus supplement for the Offering was filed on May 10, 2023 and is available on the SEC’s web site at http://www.sec.gov.

The GHS Purchase Agreement contains customary representations, warranties and agreements by the Company and GHS, customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act and other obligations of the parties.

Further, pursuant to the terms of the GHS Purchase Agreement, from May 9, 2023 until the date that is the later of (i) the closing of the transactions whereby Yotta Merger Sub, Inc. will merge with and into the Company, with the Company as the surviving company (the “Merger”); and (ii) the 12 month anniversary of the initial closing pursuant to the Section 2(a) of GHS Purchase Agreement, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), GHS shall have the right to participate in any financing, up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. Following the Merger, the Participation Maximum shall be 50% of the Subsequent Financing.

The foregoing description of the GHS Purchase Agreement is qualified in its entirety by reference to the full text of such GHS Purchase Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and which is incorporated herein in its entirety by reference. The Company is filing the opinion of its counsel, Lucosky Brookman LLP, relating to the legality of the issuance and sale of the GHS Purchase Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Shelf Registration Statement.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
5.1	Opinion of Lucosky Brookman LLP

10.1	Equity Financing Agreement dated April 28, 2023 by and between NaturalShrimp Incorporated and GHS Investments, LLC

10.2	Registration Rights Agreement dated April 28, 2023 by and between NaturalShrimp Incorporated and GHS Investments, LLC

10.3#	Purchase Agreement, dated as of May 9, 2023, by and between NaturalShrimp Incorporated and GHS Investments LLC

23.1	Consent of Lucosky Brookman LLP (contained in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: May 10, 2023	By:	/s/ Gerald Easterling
Gerald Easterling
Chief Executive Officer

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